Exhibit 10.10

TEVOGEN BIO INC.

2020 EQUITY INCENTIVE PLAN

11. TERMS AND CONDITIONS OF OTHER EQUITY-BASED AWARDS	20
11.1. Grant of Other Equity-Based Awards.	20
11.2. Terms and Conditions.	21
12. FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK	21
12.1. General Rule.	21
12.2. Other Forms of Payment.	21
13. OTHER RESTRICTIONS	21
13.1. Right of First Refusal.	21
13.2. Repurchase and Other Rights.	22
13.3. Stockholder, Voting, and Other Agreements.	22
13.4. Installment Payments.	22
13.4.1. General Rule.	22
13.4.2. Exception in the Case of Stock Repurchase Right.	22
13.5. Publicly-Traded Stock.	22
13.6. Legend.	23
14. PARACHUTE LIMITATIONS	23
15. REQUIREMENTS OF LAW	24
15.1. Generally.	24
15.2. Investment Assurances.	24
16. EFFECT OF CHANGES IN CAPITALIZATION	25
16.1. Changes in Stock.	25
16.2. Reorganization in which the Company is the Surviving Entity which does not Constitute a Change in Control.	25
16.3. Change in Control.	26
16.4. Determination.	27
16.5. No Limitations on Company.	27
17. GENERAL PROVISIONS	27
17.1. Disclaimer of Rights.	27
17.2. Nonexclusivity of the Plan.	27
17.3. Withholding Taxes.	28
17.4. Captions.	28
17.5. Construction.	29
17.6. Other Provisions.	29
17.7. Number and Gender.	29
17.8. Severability.	29
17.9. Governing Law.	29
17.10. Code Section 409A.	29

TEVOGEN BIO INC.

2020 EQUITY INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Subsidiaries’ ability to recruit, reward, and retain highly qualified officers, key employees, directors, and other persons, and to motivate such persons to serve the Company and its Subsidiaries and to expend maximum effort to improve the business results and performance of the Company and its Subsidiaries, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Equity-Based Awards, in accordance with the terms hereof. Any Awards may, but need not, be made as performance incentives to reward the holders of such Awards for the achievement of performance goals in accordance with the terms of the Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other entity that controls, is controlled by, or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options and Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulations Section 1.414(c)-2(b)(2)(i); provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i), and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulations Section 1.414(c)-2(b)(2)(i).

2.2. “Applicable Law” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders of any jurisdiction applicable to the Company or its Affiliates, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders of any jurisdiction applicable to Awards granted to residents thereof, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed or publicly traded.

2.3. “Award” means, individually or collectively, a grant under the Plan of an Option, a Stock Appreciation Right, a share of Restricted Stock, a Restricted Stock Unit, or an Other Equity-Based Award.

2.4. “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

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2.5. “Benefit Arrangement” shall have the meaning set forth in Section 13.

2.6. “Board” means the Board of Directors of the Company.

2.7. “Cause” means, unless the applicable Award Agreement provides otherwise:

With respect to any Employee or Consultant and as determined by the Board: (a) If the Employee or Consultant is a party to an employment or service agreement with the Company or a Subsidiary and such agreement provides for a definition of Cause or a similar term, the definition contained therein; or (b) If no such agreement exists, or if such agreement does not define Cause or a similar term: (i) material breach of any agreement with the Company or a Subsidiary or a material violation of the Company’s or a Subsidiary’s code of conduct or other written policy; (ii) commission of any act of theft, fraud, or material dishonesty involving the property or affairs of the Company or a Subsidiary or the Grantee’s breach of fiduciary duty; (iii) conviction of, or plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or any felony, other than a traffic violation; (iv) willful or prolonged absence from work (other than by reason of Disability or serious medical condition of the Grantee) or the Grantee’s deliberate refusal or repeated failure to perform the Grantee’s duties as reasonably directed by the Company; (v) willful insubordination or disregard of the legal directives of the Board or the supervisor to which the Grantee reports which are not inconsistent with the scope of the Grantee’s duties and responsibilities; or (vi) gross negligence or willful misconduct in the performance of the Grantee’s service to the Company or a Subsidiary.

With respect to any Director and as determined by a majority of the disinterested members of the Board: (a) false or fraudulent misrepresentation inducing the Director’s appointment; (b) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance; (c) commission of any act of theft, fraud, or material dishonesty involving the property or affairs of the Company or the Director’s breach of fiduciary duty; (d) conviction of, or plea of guilty or nolo contendere to, any misdemeanor involving moral turpitude or any felony, other than a traffic violation; or (e) gross negligence or willful misconduct in the performance of the Director’s service to the Company.

Any determination by the Board whether an event constituting Cause shall have occurred shall be final, binding, and conclusive.

2.8. “Change in Control” means, subject to Section 17.10, the occurrence of any of the following events:

(a) a change in the ownership of the Company which occurs on the date that any Person or Persons acting as a group, acquires ownership of the stock of the Company that, together with the stock held by such Person(s), constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control (i) any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control, (ii) any acquisition by the Company or any Affiliate, (iii) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or (iv) the acquisition of securities pursuant to an offer made to the general public through a registration statement filed with the Securities and Exchange Commission; or

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(b) there is consummated a merger, consolidation, or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation, or similar transaction, the stockholders of the Company immediately prior thereto do not hold, directly or indirectly, either (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation, or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(c) a change in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any Person or group of Persons acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of incorporation or domicile of the Company, (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the stockholders of the Company immediately before the transaction, (iii) its sole purpose is to perform an internal restructuring of the Company, as determined by the Board, in its sole discretion; or (iv) it is a bona fide equity financing primarily for capital raising purposes, as determined by the Board, in its sole discretion.

The Board shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.9. “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.10. “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall consist of one or more members of the Board.

2.11. “Company” means Tevogen Bio Inc., a Delaware corporation, and its successors.

2.12. “Consultant” means any Person who is engaged by the Company or any Subsidiary to render bona fide services to such entity; provided that such services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities.

2.13. “Director” means a member of the Board.

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2.14. “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability shall mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

2.15. “Effective Date” means August 7, 2023, the date the Plan, as amended and restated herein, was approved by the Board.

2.16. “Employee” means any individual, including an officer or Director, employed by the Company or a Subsidiary; provided that for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.18. “Fair Market Value” means the value of a share of Stock for purposes of the Plan, which shall be determined as follows:

(a) If on the Grant Date or other determination date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Board shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination) on such Grant Date or other determination date. If there is no such reported closing price on such Grant Date or other determination date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on the Grant Date or other determination date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Board in good faith and shall be determined after taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A and 422 of the Code.

2.19. “Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests; provided, however, that to the extent required by Applicable Law, the term Family Member shall be limited to a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee or a trust or foundation for the exclusive benefit of any one or more of these persons.

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2.20. “Grant Date” means, as determined by the Board, the latest to occur of (a) the date as of which the Board approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (c) such subsequent date specified by the Board in the corporate action approving the Award.

2.21. “Grantee” means a person who receives or holds an Award under the Plan.

2.22. “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

2.23. “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.24. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan. Options granted under the Plan may be Nonqualified Stock Options or Incentive Stock Options, as provided herein.

2.25. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.26. “Original Effective Date” means October 2, 2020.

2.27. “Other Agreement” shall have the meaning set forth in Section 13.

2.28. “Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, or a Restricted Stock Unit.

2.29. “Parachute Payment” shall have the meaning set forth in Section 13.

2.30. “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

2.31. “Plan” means this Tevogen Bio Inc. 2020 Equity Incentive Plan, as amended and restated from time to time.

2.32. “Purchase Price” means the purchase price for each share of Stock subject to an Award of Restricted Stock.

2.33. “Restricted Period” shall have the meaning set forth in Section 10.2.

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2.34. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 9, that are subject to restrictions and to a risk of forfeiture.

2.35. “Restricted Stock Unit” means mean a bookkeeping entry representing the equivalent of one share of Stock, awarded to a Grantee pursuant to Section 9 that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof, that are subject to certain restrictions.

2.36. “SAR Price” means the exercise price for each share of Stock subject to a Stock Appreciation Right.

2.37. “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.38. “Service” means service qualifying a Grantee as a Service Provider to the Company or a Subsidiary. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or a Subsidiary. If a Service Provider’s employment or other service relationship is with a Subsidiary and the applicable entity ceases to be a Subsidiary, a termination of Service shall be deemed to have occurred when such entity ceases to be a Subsidiary unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Subsidiary. Any determination by the Board whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding, and conclusive.

2.39. “Service Provider” means an Employee, Director, or Consultant.

2.40. “Share Limit” shall have the meaning set forth in Section 4.1.

2.41. “Stock” means the non-voting common stock, $0.0025 par value per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 16.1.

2.42. “Stock Appreciation Right” means a right to receive, upon the exercise thereof, the excess of (a) the Fair Market Value of one share of Stock on the date of exercise, over (b) the SAR Price, that may be settled, subject to the terms and conditions of the applicable Award Agreement, in shares of Stock, cash, or a combination thereof.

2.43. “Stock Exchange” means the New York Stock Exchange, NASDAQ, or another established national or regional stock exchange.

2.44. “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers, or other voting members of the governing body of such corporation or non-corporate entity; provided, however, for purposes of Incentive Stock Options, Subsidiary means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f). In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

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2.45. “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or a Subsidiary or with which the Company or a Subsidiary has combined or will combine.

2.46. “Ten Percent Stockholder” means a natural person who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any), or any of the Company’s Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall apply.

3.	ADMINISTRATION OF THE PLAN

3.1. Board.

The Board shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation, bylaws, and Applicable Law. Without limiting the generality of the foregoing, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award, or any Award Agreement and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award, or any Award Agreement. All such actions and determinations shall be made (a) by the affirmative vote of a majority of the members of the Board present at a meeting at which a quorum is present, or (b) in accordance with the Company’s certificate of incorporation, bylaws, and Applicable Law, by consent of the Board executed in writing or evidenced by electronic transmission. The Board shall have the authority to interpret and construe all provisions of the Plan, any Award, and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan, any Award, or any Award Agreement, by the Board shall be final, binding, and conclusive, whether or not expressly provided for in any provision of the Plan, such Award, or such Award Agreement.

3.2. Delegation to a Committee or Other Person.

The Board from time to time may delegate to one or more Committees such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the Company’s certificate of incorporation, bylaws, and Applicable Law. In the event that the Plan, any Award, or any Award Agreement provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the applicable Committee if the Board has delegated the power and authority to do so to such Committee. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding, and conclusive. To the extent permitted by Applicable Law, the Board or the Committee may delegate its authority under the Plan to an executive officer of the Company; provided, however, that the resolutions regarding such delegation will specify the total number of shares of Stock that may be subject to the Awards granted by such executive officer and that such executive officer may not grant an Award to himself or herself and that any such Awards will be granted on a form of Award Agreement approved for use by the Board, unless otherwise provided in the resolutions approving the delegation authority.

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3.3. Terms of Awards.

3.3.1. Board Authority.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option, SAR Price of any Stock Appreciation Right, or the Purchase Price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(e) prescribe the form of each Award Agreement evidencing an Award;

(f) establish, amend, and revoke rules and regulations for administration of the Plan and Awards and, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective;

(g) accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Stock may be issued);

(h) amend, modify, or supplement the terms of any outstanding Award or Award Agreement; provided, that, notwithstanding the foregoing, no amendment, modification, or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award; provided, further that, notwithstanding the foregoing, (i) a Grantee’s rights will not be deemed to have been impaired by any such amendment, modification, or supplement if the Board, in its sole discretion, determines that the amendment, modification, or supplement, taken as a whole, does not materially impair the Grantee’s rights, and (ii) subject to the limitations of Applicable Law, if any, the Board may amend the terms of any outstanding Awards without the affected Grantee’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Code Section 409A; or (D) to comply with other Applicable Law;

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(i) make Substitute Awards;

(j) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Service Providers who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction);

(k) effect, with the consent of any adversely-affected Grantee, (i) the reduction of the Option Price, SAR Price, Purchase Price, or other exercise, purchase, or strike price of any outstanding Award; (ii) the cancellation of any outstanding Award and the grant in substitution therefor of a new (A) Option or Stock Appreciation Right, (B) Award of Restricted Stock, (C) Award of Restricted Stock Units, (D) Other Equity-Based Award, (E) cash, and/or (F) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Stock as the cancelled Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (iii) any other action that is treated as a repricing under generally accepted accounting principles; and

(l) as a condition to any Award, require Grantees to return, to the Company, Awards previously granted under the Plan.

3.3.2. Forfeiture.

The Board may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Board may annul an outstanding Award if the Grantee thereof is an Employee of the Company or a Subsidiary and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other written employment agreement between the Company or such Subsidiary and such Grantee, as applicable.

3.4. No Liability.

No member of the Board or the Committee or any of their delegates shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 3.4 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.

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3.5. Registration; Stock Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Board, in its sole discretion, deems appropriate, including by book-entry or direct registration or the issuance of one or more stock certificates.

3.6. Deferral Arrangements.

The Board may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalent rights and, in connection therewith, provisions for converting such credits into deferred stock units; provided, that no dividend equivalent rights may be granted in connection with, or related to, an Award of Options or Stock Appreciation Rights. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (within the meaning of Code Section 409A) occurs.

4.	STOCK SUBJECT TO THE PLAN

4.1. Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Stock reserved for issuance under the Plan shall be 4,000,000 shares of Stock (the “Share Limit”). Such shares of Stock may be (a) authorized but unissued shares of Stock, (b) treasury shares of Stock, (c) to the extent permitted by Applicable Law, issued shares that have been reacquired by the Company, or (d) any combination of the foregoing, as may be determined from time to time by the Board. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Stock reserved for issuance under the Plan shall be available for issuance pursuant to Incentive Stock Options.

4.2. Substitute Awards.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Board shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. Substitute Awards shall not count against the overall Share Limit, except as may be required by reason of Code Section 422 and related provisions of the Code or Applicable Law.

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4.3. Share Usage.

Shares of Stock subject to an Award shall be counted as used as of the Grant Date and shall be counted against the Share Limit as one share of Stock for every one share of Stock subject to such Award. Notwithstanding anything to the contrary in Section 4.1, any shares of Stock related to Awards under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares shall be available again for issuance under the Plan in the same amount as such shares were counted against the Share Limit. Shares of Stock tendered or withheld or surrendered in connection with the purchase of shares of Stock or deducted or delivered from payment in connection with the Company’s tax withholding obligations as provided in Section 17.3 shall again be available for issuance under the Plan in the same amount as such shares were counted against the Share Limit.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1. Effective Date.

The Plan was originally effective as of the Original Effective Date, and the Plan, as amended and restated herein, is effective as of the Effective Date. Awards granted under the Plan following the Original Effective Date and prior to the Effective Date shall be subject to the terms of the Plan, as amended and restated herein, to the greatest extent permitted by Applicable Law. In the event that the Company’s stockholders fail to approve the Plan, as amended and restated herein, within twelve (12) months after the Effective Date, any Incentive Stock Options already granted hereunder shall be null and void, and no additional Incentive Stock Options shall be granted hereunder after such date.

5.2. Term.

The Plan shall terminate on the first to occur of (a) the day before the tenth (10th) anniversary of the Original Effective Date, (b) the date determined in accordance with Section 5.3, and (c) the date determined in accordance with Section 16.3. Upon such termination of the Plan, all outstanding Awards shall continue to have full force and effect in accordance with the provisions of the terminated Plan and the applicable Award Agreement (or other documents evidencing such Awards). No Awards shall be granted after such termination of the Plan.

5.3. Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan; provided, that with respect to Awards theretofore granted under the Plan, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair the rights or obligations under any such Award; provided, further that, notwithstanding the foregoing, (a) a Grantee’s rights will not be deemed to have been impaired by any such amendment, modification, or supplement if the Board, in its sole discretion, determines that the amendment, modification, or supplement, taken as a whole, does not materially impair the Grantee’s rights, and (b) subject to the limitations of Applicable Law, if any, the Board may amend the terms of the Plan without the affected Grantee’s consent (i) to maintain the qualified status of an Award as an Incentive Stock Option under Code Section 422; (ii) to clarify the manner of exemption from, or to bring the Plan into compliance with, Code Section 409A; or (iii) to comply with other Applicable Law. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Law.

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6.	AWARD ELIGIBILITY

6.1. Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to any Service Provider, as the Board shall determine and designate from time to time. An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.2. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, a Subsidiary, or any business entity that has been a party to a transaction with the Company or a Subsidiary, or (c) any other right of a Grantee to receive payment from the Company or a Subsidiary. Such additional, tandem, and Substitute Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, a Subsidiary, or any business entity that has been a party to a transaction with the Company or a Subsidiary, the Board shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or a Subsidiary. Notwithstanding Sections 8.1 and 9.1, the Option Price or SAR Price of an Option or Stock Appreciation Right, respectively, that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided, that such Option Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and that such Option Price or SAR Price is determined consistently with Code Section 409A for any other Option and for Stock Appreciation Rights, respectively.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Board shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and, in the absence of such specification, such Options shall be deemed to constitute Nonqualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Grant and Option Price.

The Board may from time to time grant Options to persons eligible to receive Awards under Section 6.1 hereof, subject to such restrictions, conditions, and other terms as the Board may determine. The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one share of Stock on the Grant Date; provided, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than one hundred ten percent (110%) of the Fair Market Value of one share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

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8.2. Vesting and Exercisability.

Subject to Sections 8.3 and 16.3, each Option granted under the Plan shall vest and/or become exercisable at such times and under such conditions (including based on achievement of performance goals and/or future Service requirements) as shall be determined by the Board and stated in the Award Agreement, in another agreement with the Grantee, or otherwise in writing. Without limiting the generality of the foregoing, the Board shall determine, on the Grant Date or thereafter, the time or times at which the Option shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise and method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees; whether or not an Option shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any Option; provided, that no Option shall be granted to individuals who are entitled to overtime under applicable state or federal laws that will vest or be exercisable within a six (6)-month period starting on the Grant Date. The Board may provide in the Award Agreement for (i) accelerated exercisability of the Option in the event the Grantee’s Service terminates on account of death, Disability, or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Grantee’s Service, (iii) immediate forfeiture of the Option in the event the Grantee’s Service is terminated for Cause, or (iv) unvested Options to be exercised subject to the Company’s right of repurchase with respect to unvested shares of Stock.

8.3. Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the day before the fifth (5th) anniversary of the Grant Date of such Option; provided, further, that, to the extent deemed necessary or appropriate by the Board to reflect differences in local law, tax policy, or custom, with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Option as the Board shall determine.

8.4. Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

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8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan or any Award Agreement, in no event may any Option be exercised, in whole or in part, (a) prior to the date the Plan is approved by the stockholders of the Company as provided herein, (b) after expiration of the Option’s term pursuant to Section 8.3, or (c) after the occurrence of an event referred to in Section 8.4 or Section 16 which results in the termination of such Option.

8.6. Method of Exercise.

Subject to the terms of Section 12 and Section 17.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company, or its designee or agent, of notice of exercise on any business day, at the Company’s principal office, or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Board. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised, plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) one hundred (100) shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. The Option Price shall be payable in a form described in Section 12.

8.7. Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8. Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.5.

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8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a Nonqualified Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Law does not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Nonqualified Stock Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Nonqualified Stock Option, following which such Nonqualified Stock Option shall be exercisable by the transferee only to the extent, and for the periods specified, in the applicable Award Agreement, and the shares may be subject to repurchase by the Company or its assignee.

8.11. Additional Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any Subsidiary, (b) to the extent specifically provided in the related Award Agreement, and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its parent and subsidiary corporations (as defined in Code Section 424)) does not exceed one hundred thousand dollars ($100,000). Except to the extent provided in the regulations under Code Section 422, this limitation shall be applied by taking Options into account in the order in which they were granted.

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9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Grant and SAR Price.

The Board may from time to time grant Stock Appreciation Rights to persons eligible to receive Awards under Section 6.1 hereof, subject to such restrictions, conditions, and other terms as the Board may determine. The SAR Price of each Stock Appreciation Right shall be fixed by the Board and stated in the Award Agreement evidencing such Stock Appreciation Right. Except in the case of Substitute Awards, the SAR Price of each Stock Appreciation Right shall be at least the Fair Market Value of one share of Stock on the Grant Date. Stock Appreciation Rights may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award, or without regard to any Option or other Award; provided that a Stock Appreciation Right that is granted in tandem with all or part of an Option will have the same term, and expire at the same time, as the related Option; provided, further, that a Stock Appreciation Right that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Stock on the Grant Date of such SAR.

9.2. Vesting and Exercisability.

Subject to Sections 9.3 and 16.3, the Board shall determine, on the Grant Date or thereafter, the time or times at which, and the circumstances under which, a Stock Appreciation Right shall vest or become exercisable in whole or in part (including based on achievement of performance goals and/or future Service requirements); the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Service or upon other conditions; the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a Stock Appreciation Right shall be granted in tandem or in combination with any other Award; and any and all other terms and conditions of any Stock Appreciation Right; provided that no Stock Appreciation Rights shall be granted to Grantees who are entitled to overtime under Applicable Law that will vest or be exercisable within a six (6)-month period starting on the Grant Date. The Board may provide, for example, in the Award Agreement for (i) accelerated exercisability of the Stock Appreciation Right in the event the Grantee’s Service terminates on account of death, Disability, or another event, (ii) expiration of the Stock Appreciation Right prior to its term in the event of the termination of the Grantee’s Service, or (iii) immediate forfeiture of the Stock Appreciation Right in the event the Grantee’s Service is terminated for Cause.

9.3. Term.

Each Stock Appreciation Right granted under the Plan shall terminate, and all rights thereunder shall cease, on the day before the tenth (10th) anniversary of the Grant Date of such Stock Appreciation Right, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Stock Appreciation Right; provided, that, to the extent deemed necessary or appropriate by the Board to reflect differences in local law, tax policy, or custom, with respect to any Stock Appreciation Right granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Stock Appreciation Right may terminate, and all rights thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Stock Appreciation Right as the Board shall determine.

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9.4. Termination of Service.

Each Award Agreement with respect to the grant of a Stock Appreciation Right shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Stock Appreciation Right following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Stock Appreciation Rights issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

9.5. Limitations on Exercise of Stock Appreciation Right.

Notwithstanding any other provision of the Plan, in no event may any Stock Appreciation Right be exercised, in whole or in part, (a) prior to the date the Plan is approved by the stockholders of the Company as provided herein, (b) after expiration of the Stock Appreciation Right’s term pursuant to Section 9.3, or (c) after the occurrence of an event referred to in Section 9.4 or Section 16 which results in the termination of such Stock Appreciation Right.

9.6. Method of Exercise.

Subject to the terms of Section 17.3, a Stock Appreciation Right that is exercisable may be exercised by the Grantee’s delivery to the Company, or its designee or agent, of notice of exercise on any business day, at the Company’s principal office, or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Board. Such notice shall specify the number of shares of Stock with respect to which such Stock Appreciation Right is being exercised.

9.7. Rights of Holders of Stock Appreciation Rights.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising a Stock Appreciation Right shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Appreciation Right, to direct the voting of the shares of Stock subject to such Stock Appreciation Right, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto (if any) are fully paid and issued to such Grantee or other person. Except as provided in Section 16, no adjustment shall be made for dividends, distributions, or other rights with respect to any shares of Stock subject to a Stock Appreciation Right for which the record date is prior to the date of issuance of such shares of Stock (if any).

9.8. Transferability of Stock Appreciation Rights.

Except as provided in Section 9.9, during the lifetime of a Grantee of a Stock Appreciation Right, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Stock Appreciation Right. Except as provided in Section 9.9, no Stock Appreciation Right shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

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9.9. Family Transfers.

If authorized in the applicable Award Agreement or by the Board, in its sole discretion, a Grantee may transfer, not for value, all or part of a Stock Appreciation Right to any Family Member. For the purpose of this Section 9.9, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights, or (c) unless Applicable Law does not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.9, any such Stock Appreciation Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Stock Appreciation Right (if any) shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Stock Appreciation Rights shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.9 or by will or the laws of descent and distribution. The provisions of Section 9.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Stock Appreciation Right, following which such Stock Appreciation Right shall be exercisable by the transferee only to the extent, and for the periods specified, in the applicable Award Agreement, and the shares (if any) may be subject to repurchase by the Company or its assignee.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Grant of Restricted Stock and Restricted Stock Units.

The Board may from time to time grant Restricted Stock and Restricted Stock Units to persons eligible to receive Awards under Section 6.1 hereof, subject to such restrictions, conditions, and other terms as the Board may determine.

10.2. Restrictions.

At the time a grant of Restricted Stock or Restricted Stock Units is made, the Board may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period, different performance goals, and/or different additional restrictions. The Board, in its sole discretion, may also shorten or terminate the Restricted Period or waive any of the restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Awards of Restricted Stock and Restricted Stock Units may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

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10.3. Registration; Restricted Stock Certificates.

Pursuant to Section 3.5, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.5 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Board may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such stock certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each stock certificate, or (b) such stock certificates shall be delivered to such Grantee; provided, that such stock certificates shall bear a legend or legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4. Rights of Holders of Restricted Stock.

Unless the Board provides otherwise in an Award Agreement, holders of Restricted Stock shall have the right to receive any dividends declared or paid with respect to such shares of Restricted Stock, but no voting rights. The Board (a) may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock, (b) may provide that any dividends will be paid at the same time as the dividends are otherwise paid to stockholders, or (c) may provide that any dividends will be accrued and paid at the time, or shortly after, the Restricted Stock vests. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.

10.5. Rights of Holders of Restricted Stock Units.

Grantees of Restricted Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Restricted Stock Units, to direct the voting of the shares of Stock subject to such Restricted Stock Units, or to receive notice of any meeting of the Company’s stockholders). A holder of Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement. The Board may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the Grantee of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Restricted Stock Unit which is equal to the per-share dividend paid on such shares of Stock. The Board (a) may provide that such cash payment shall be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid, which Restricted Stock Units may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such underlying Restricted Stock Units, (b) may provide that such cash payment will be paid at the same time as the dividends are otherwise paid to stockholders, (c) may provide that such cash payment will be accrued and paid at the time, or shortly after, the Restricted Stock Units vest, or (d) may provide that such cash payment will be paid currently, without regard to whether the underlying Restricted Stock Units are vested.

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10.6. Termination of Service.

Unless the Board otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any shares of Restricted Stock or any Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Restricted Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends or dividend equivalent rights with respect to such Restricted Stock or Restricted Stock Units.

10.7. Purchase of Restricted Stock.

Awards of Restricted Stock may be made for consideration or for no consideration, other than the par value of the shares of Stock. The Grantee of an Award of Restricted Stock shall be required to purchase such Restricted Stock from the Company at the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. Such Purchase Price shall be payable in a form provided in Section 12 or, in the sole discretion of the Board, shall be deemed paid in consideration for past Service rendered or future Service to be rendered to the Company or a Subsidiary.

10.8. Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Board, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration or a stock certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.5, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Restricted Stock Unit once the shares of Stock represented by such Restricted Stock Unit (if any) have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF OTHER EQUITY-BASED AWARDS

11.1. Grant of Other Equity-Based Awards.

The Board may from time to time grant Other Equity-Based Awards to persons eligible to receive Awards under Section 6.1 hereof, subject to such restrictions, conditions, and other terms as the Board may determine.

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11.2. Terms and Conditions.

The Board shall determine the terms and conditions of Other Equity-Based Awards on the Grant Date or thereafter. Other Equity-Based Awards may be granted with vesting, value, and/or payment contingent upon the achievement of one or more performance goals. Unless the Board provides otherwise in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, but prior to termination of Grantee’s Service, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof shall have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2. Other Forms of Payment.

To the extent the applicable Award Agreement so provides, payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the Purchase Price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Law, including: (a) for Restricted Stock, Service by the Grantee thereof to the Company or a Subsidiary; (b) by the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of such tender or attestation, provided further that accepting such shares of Stock will not result in any adverse accounting consequences to the Company, as the Board determines in its sole discretion; (c) by consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (d) with the consent of the Board, by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or Purchase Price and the required tax withholding amount; (e) to the extent permitted by Applicable Law, by promissory note; or (f) by any combination of the foregoing.

13.	OTHER RESTRICTIONS

13.1. Right of First Refusal.

A Grantee (or such other individual who is entitled to exercise an Option or otherwise acquire shares of Stock pursuant to an Award under the terms of the Plan) shall not sell, pledge, assign, gift, transfer, or otherwise dispose of any shares of Stock acquired pursuant to an Award to any natural person or entity without first offering such shares to the Company for purchase on the same terms and conditions as those offered the proposed transferee. The Company may assign its right of first refusal under this Section 13.1 in whole or in part, to (a) any holder of Stock or other securities of the Company, (b) any Affiliate, or (c) any other person or entity that the Board determines has a sufficient relationship with or interest in the Company. The Board shall give reasonable written notice to the Grantee of any such assignment of its rights. The restrictions of this Section 13.1 apply to any person to whom Stock that was originally acquired pursuant to an Award is sold, pledged, assigned, bequeathed, gifted, transferred, or otherwise disposed of, without regard to the number of such subsequent transferees or the manner in which they acquire the Stock, but the restrictions of this Section 13.1 do not apply to a transfer of Stock that occurs as a result of the death of the Grantee or of any subsequent transferee (but shall apply to the executor, the administrator or personal representative, the estate, and the legatees, beneficiaries, and assigns thereof).

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13.2. Repurchase and Other Rights.

Stock issued upon exercise of an Option or Stock Appreciation Right, shares of Restricted Stock, or Stock issued upon settlement of Restricted Stock Units or Other Equity-Based Awards may be subject to such right of repurchase or other transfer restrictions as the Board may determine, consistent with Applicable Law. Any such additional restriction shall be set forth in or incorporated into the Award Agreement. However, the Company will not exercise its repurchase right until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Stock subject to the Award, unless otherwise specifically provided by the Board.

13.3. Stockholder, Voting, and Other Agreements.

At the time of exercise of an Option or Stock-settled Stock Appreciation Right, grant of Restricted Stock, or vesting of Stock-settled Restricted Stock Units or Stock-settled Other Equity-Based Awards, the Company may require a Grantee, as a condition of such exercise, grant, or vesting, to execute and become a party to a stockholders agreement, voting agreement, or other agreement containing tag-along rights, drag-along rights, transfer restrictions, and preemptive rights, among other provisions.

13.4. Installment Payments.

13.4.1. General Rule.

In the case of any purchase of Stock under this Section 13, the Company or its permitted assignee may pay the Grantee or other registered owner of the Stock the Purchase Price in three (3) or fewer annual installments. Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Code Section 1274) in effect on the date on which the purchase is made. The Company or its permitted assignee shall pay at least one-third (1/3) of the total Purchase Price each year, plus interest on the unpaid balance, with the first payment being made on or before the sixtieth (60th) day after the purchase.

13.4.2. Exception in the Case of Stock Repurchase Right.

If an Award Agreement authorizes, upon the Grantee’s termination of Service, the repurchase of shares of Stock acquired by the Grantee pursuant to the exercise of an Option or Stock Appreciation Right or under an Award of shares of Restricted Stock or Restricted Stock Units or under an Other Equity-Based Award, to the extent required by Applicable Law, payment shall be made in cash or by cancellation of indebtedness within the later of ninety (90) days from the date of termination of Service or ninety (90) days from the date of exercise or purchase, as the case may be.

13.5. Publicly-Traded Stock.

If the Stock is listed on a Stock Exchange or is publicly traded on a Securities Market, the foregoing transfer restrictions of Sections 13.1, 13.2, and 13.3 shall terminate as of the first date that the Stock is so listed or publicly traded.

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13.6. Legend.

In order to enforce the restrictions imposed upon shares of Stock under this Plan or as provided in an Award Agreement, the Board may cause a legend or legends to be placed on any stock certificate representing shares issued pursuant to this Plan that complies with Applicable Law and makes appropriate reference to the restrictions imposed under it.

14.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual” (as defined in Code Section 280G(c)), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

Except as required by Code Section 409A or to the extent that Code Section 409A permits discretion, the Board shall have the right, in the Board’s sole discretion, to designate those rights, payments, or benefits under the Plan, all Other Agreements, and all Benefit Arrangements that should be reduced or eliminated so as to avoid having such rights, payments, or benefits be considered a Parachute Payment; provided, however, to the extent any payment or benefit constitutes deferred compensation under Code Section 409A, in order to comply with Code Section 409A, the Board shall instead accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Options or Stock Appreciation Rights, then by reducing or eliminating any accelerated vesting of Restricted Stock Units, then by reducing or eliminating any accelerated vesting of Restricted Stock, then by reducing or eliminating any other remaining Parachute Payments.

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15.	REQUIREMENTS OF LAW

15.1. Generally.

The Company shall not be required to offer, sell, or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or otherwise, if the offer, sale, or issuance of such shares of Stock would constitute a violation by the Grantee, the Company, or an Affiliate, or any other person, of any provision of Applicable Law. If at any time the Company shall determine, in its discretion, that the listing, registration, or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale, or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued, or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or otherwise, unless such listing, registration, or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or Stock Appreciation Right that may be settled in shares of Stock or the delivery of any shares of Stock pursuant to an Award of Restricted Stock or Restricted Stock Units or pursuant to an Other Equity-Based Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell, or issue such shares of Stock unless the Board shall have received evidence satisfactory to it that the Grantee or any other person exercising such Option or Stock Appreciation Right or accepting delivery of such shares of Stock may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or Stock Appreciation Right or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Law. As to any jurisdiction that expressly imposes the requirement that an Award that may be settled in shares of Stock shall not be exercisable or issued until the shares of Stock subject to such Award are registered under the securities laws thereof or are exempt from such registration, the exercise of such Award and issuance of shares of Stock pursuant to such Award under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2. Investment Assurances.

The Company may require a Grantee, as a condition of exercising or acquiring Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Grantee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising or receiving the Award; and (b) to give written assurances satisfactory to the Company stating that the Grantee is acquiring Stock subject to the Award for the Grantee’s own account and not with any present intention of selling or otherwise distributing the Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Stock under the Award has been registered under a then-currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under Applicable Law.

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16.	EFFECT OF CHANGES IN CAPITALIZATION

16.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of Stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in Stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Original Effective Date, the number and kinds of shares of Stock for which grants of Awards may be made under the Plan, including the Share Limit set forth in Section 4.1, shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Board so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options and Stock Appreciation Rights shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or Stock Appreciation Rights, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as applicable. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board shall, in such manner as it deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

16.2. Reorganization in which the Company is the Surviving Entity which does not Constitute a Change in Control.

Subject to Section 16.3, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Awards would have been entitled immediately following such reorganization, merger, or consolidation, with, in the case of Options and Stock Appreciation Rights, a corresponding proportionate adjustment of the per share Option Price or per share SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to an Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger, or consolidation. In the event of any reorganization, merger, or consolidation of the Company referred to in this Section 16.2, Awards subject to performance-based vesting shall be adjusted, including any adjustment to the performance criteria applicable to such Awards deemed appropriate by the Board.

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16.3. Change in Control.

Except as otherwise provided in the applicable Award Agreement, in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control, the Board may, but shall not be obligated to:

(a) accelerate, vest, or cause the restrictions to lapse with respect to all or any portion of any Award;

(b) (i) cancel vested and unvested Awards and (ii) cause the holders of vested Awards that are so cancelled to be paid an amount of cash, securities, or other property substantially equivalent in value (as determined by the Board in good faith) to the amount that would have been obtained for the shares of Stock covered by such vested Awards had such shares been held at the time of the Change in Control, less any applicable Option Price (and, for the avoidance of doubt, if at the time of the Change in Control the Board determines, in good faith, that no amount would have been obtained pursuant to this clause (ii), then the vested Award may be cancelled without payment of consideration therefor); provided that the Board may subject all or any portion of such amount to the escrows, holdbacks, or similar arrangements applicable to the shares of Stock under the terms of the transaction’s definitive agreement;

(c) provide for the continuation of any Award by the Company (if the Company is the surviving entity);

(d) provide for the issuance of Substitute Awards or the assumption or replacement of Awards; provided that, in the event a Grantee’s Award is substituted, assumed, or replaced upon the consummation of any Change in Control and the Grantee’s Service is terminated without Cause within one (1) year following the consummation of such Change in Control, the Grantee’s Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one (1)-year period immediately following such termination of Service (or until the earlier expiration of the term of the Award) or for such longer period as the Board shall determine;

(e) provide written notice to holders of Options and Stock Appreciation Rights that for a period of at least five (5) days prior to the Change in Control (unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Grantee a reasonable opportunity to exercise the Option or Stock Appreciation Right), such Awards shall be exercisable, to the extent applicable, as to all shares of Stock subject to the vested portion thereof, and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate without consideration and be of no further force and effect;

(f) suspend a Grantee’s right to exercise Options and Stock Appreciation Rights during a limited period of time preceding the closing of the transaction, if such suspension is administratively necessary to permit the closing of the transaction; or

(g) take any combination of the foregoing actions.

In taking any of the actions permitted under this Section 16.3, the Board shall not be obligated to treat all Awards, all Awards held by a Grantee, or all Awards of the same type, similarly.

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16.4. Determination.

Adjustments under this Section 16 related to shares of Stock or other securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares or other securities shall be issued pursuant to any adjustment under this Section 16, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board may provide in the applicable Award Agreement on the Grant Date, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 16.1, 16.2, and 16.3. This Section 16 shall not limit the Board’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

16.5. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

17.	GENERAL PROVISIONS

17.1. Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or a Subsidiary, or to interfere in any way with any contractual or other right or authority of the Company or a Subsidiary either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or a Subsidiary. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

17.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

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17.3. Withholding Taxes.

The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by Applicable Law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock or payment of any kind upon the exercise of an Option or Stock Appreciation Right or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or a Subsidiary, as the case may be, any amount that the Company or such Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or a Subsidiary, which may be withheld by the Company or such Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Subsidiary as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 17.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state, or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Subsidiary to be withheld and paid to any such federal, state, or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock; provided, however, as long as Accounting Standards Update 2016-09 or a similar rule is otherwise in effect, the Board has full discretion to choose, or to allow a Grantee to elect, to withhold a number of shares of Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding obligation (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Grantee’s relevant tax jurisdictions).

17.4. Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

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17.5. Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

17.6. Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

17.7. Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form, and the masculine gender shall include the feminine gender, as the context requires.

17.8. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.9. Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

17.10. Code Section 409A.

The Plan and Awards granted thereunder are intended to be exempt from Code Section 409A or to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be exempt from or in compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6)-month period immediately following the Grantee’s “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six (6)-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).

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Furthermore, notwithstanding anything in the Plan to the contrary, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Stock if the transaction is not also a “change in the ownership or effective control of the Company” or “a change in the ownership of a substantial portion of the assets of the Company” as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery shall occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph shall in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board. Notwithstanding the foregoing, neither the Company nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A, and neither the Company or an Affiliate nor the Board or any Committee will have any liability to any Grantee for such tax or penalty.

* * *

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To record adoption of the Plan, as amended and restated herein, by the Board on August 7, 2023, the Company has caused its authorized officer to execute the Plan.

TEVOGEN BIO INC.
By:	/s/ Ryan Saadi
Name:	Ryan Saadi, M.D., M.P.H.
Title:	President and CEO

Signature Page to the

Tevogen Bio Inc. 2020 Equity Incentive Plan